Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:
John Hourigan	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on January 18, 2005

NCR Increasing Expectations for the Fourth Quarter

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that it anticipates fourth-quarter results to be better than expected due to double-digit revenue growth in the company’s Teradata Data Warehousing, Financial Self Service and Retail Store Automation businesses.

Although NCR has not finalized its financial results for the fourth quarter of 2004, revenue for the quarter is expected to be approximately $1.79 billion, representing an increase of 9 percent from the fourth quarter of 2003. NCR’s fourth-quarter revenue growth is expected to include a 3 percentage point benefit from foreign currency fluctuations.

Earnings per share reported in accordance with generally accepted accounting principles, or GAAP, for the fourth quarter are expected to be $1.20 or more. These results include the favorable impact of real estate, tax and certain non-operational items.

Excluding these items,(1) earnings per share are expected to be approximately $0.98 to $1.00. According to First Call, the mean estimate among Wall Street analysts for the fourth quarter is $0.77 per share.

On Dec. 1, 2004, NCR’s Board of Directors authorized a 2-for-1 stock split for stockholders of record on Dec. 31, 2004. The stock split, which will be distributed in the form of a common stock dividend, will become effective on Jan. 21, 2005. On a post-stock-split basis, GAAP earnings per share for the fourth quarter of 2004 are likely to be $0.60 or more, and approximately $0.49 to $0.50 excluding the favorable items mentioned above.

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NCR is increasing its guidance for 2005 earnings per share to $2.30 to $2.40, on a pre-stock-split basis, from $2.15 to $2.25, including $135 million to $140 million of pension expense, which is $10 million to $15 million more than earlier expected and comparable with the pension expense included in NCR’s 2004 results. Although the company saw higher-than-anticipated investment return on pension plan assets in 2004, a lower interest rate environment at the end of 2004 requires NCR to utilize lower discount rates to determine the present value of future pension liabilities, which results in higher pension expense.

On a post-stock-split basis, NCR’s 2005 earnings per share are expected to be in the $1.15 to $1.20 range.

NCR will provide more detailed information regarding its fourth-quarter results and 2005 guidance on Jan. 27, 2005. The company’s fourth-quarter results will be discussed during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s Web site at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship Technology solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

(1)	The exclusion of certain items creates a non-GAAP financial measure. In addition to being used internally to evaluate management performance, NCR believes that this non-GAAP financial measure is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance or expected performance, as well as consistency and comparability with past reports of financial results. This non-GAAP measure should not be considered as a substitute for earnings per share determined in accordance with accounting principles generally accepted in the United States (“GAAP”).

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking

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statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and re-engineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.